Exhibit 99.1
Fortive Reports Fourth Quarter 2016 Results and Initiates 2017 Guidance

EVERETT, WA, February 7, 2017 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the fourth quarter 2016. Prior to July 2, 2016, Fortive operated as part of Danaher Corporation (“Danaher”) and the historical financial measures presented in this announcement for periods prior to July 2, 2016 were derived from Danaher’s accounting records and are presented on a carved-out basis.
For the fourth quarter ended December 31, 2016, net earnings were $224.5 million. For the same period, non-GAAP adjusted net earnings were $237.7 million. Diluted net earnings per share for the fourth quarter ended December 31, 2016 were $0.64. For the same period, non-GAAP adjusted diluted net earnings per share were $0.68.
For the fourth quarter of 2016, GAAP revenues increased 3.3% year-over-year to $1.6 billion, with core revenue growth of 3.5%.
James A. Lico, President and Chief Executive Officer, stated, “We are pleased with our fourth quarter results as the team leveraged the power of the Fortive Business System to once again deliver core sales growth, cash flow generation and earnings outperformance. We ended the year well-positioned for expected continued growth around the world and across our diverse businesses.”
For the first quarter of 2017, Fortive anticipates diluted net earnings per share to be in the range of $0.51 to $0.55 and the non-GAAP adjusted diluted net earnings per share to be in the range of $0.54 to $0.58. Fortive expects 2017 diluted net earnings per share to be in the range of $2.48 to $2.58 and non-GAAP adjusted diluted net earnings per share to be in the range of $2.60 to $2.70.
Mr. Lico added, “We enter 2017 with momentum and absolute dedication toward our purpose to deliver essential technology for the people who accelerate progress. The Fortive Business System is the underpinning to our culture of accountability and continuous improvement and the playbook for creating long-term shareholder value. We look forward to the year ahead.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-533-7954 within the U.S. or by dialing 785-830-1924 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 8278895). A replay of the conference call will be available shortly after the conclusion of the call until Tuesday, February 14, 2017. Once available, click here to access the conference call replay or visit the “Investors” section of the website under “Events & Presentations.”

ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2016 revenues of $6.2 billion, our well-known brands hold leading positions in field solutions, transportation technology, sensing, product realization, automation and specialty, and franchise distribution markets. We are headquartered in Everett, Washington and employ a team of more than 24,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 40 countries around the world. With a culture rooted in continuous improvement, the core of our operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding Fortive’s anticipated diluted net earnings per share, adjusted diluted net earnings per share, core revenue growth, growth opportunities, capital allocation, acquisitions, economic conditions, future prospects, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and government regulation, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, adequacy of indemnification we receive from sellers in our acquisitions, our ability to comply with extensive regulation, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, adverse effects of restructuring activities, any work stoppages, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems, impact of our separation from Danaher on our operations, impact of our indemnification obligation to and from Danaher, qualification of the separation as a tax-free transaction, and transactional and execution related liabilities resulting from our separation from Danaher. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including the Information Statement we furnished with the Current Report on Form 8-K filed on June 15, 2016. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED BALANCE SHEETS
($ and shares in millions, except per share amounts)
(unaudited)

	As of December 31
	2016	2015
ASSETS
Current assets:
Cash and equivalents	$803.2	$—
Trade accounts receivable less allowance for doubtful accounts of $47.8 million and $45.6 million, respectively	945.4	979.3
Inventories	544.6	522.9
Prepaid expenses and other current assets	195.5	91.9
Total current assets	2,488.7	1,594.1
Property, plant and equipment, net	547.6	514.8
Other assets	427.2	393.7
Goodwill	3,979.0	3,949.0
Other intangible assets, net	747.3	759.0
Total assets	$8,189.8	$7,210.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$666.2	$657.1
Accrued expenses and other current liabilities	800.3	666.4
Total current liabilities	1,466.5	1,323.5
Other long-term liabilities	674.3	704.6
Long-term debt	3,358.0	—
Equity:
Preferred stock: $0.01 par value, 15 million and 100 shares authorized, respectively; no shares issued or outstanding in either period	—	—
Common stock: $0.01 par value, 2.0 billion and 100 shares authorized; 346.0 million and 100 shares issued; 345.9 million and 100 shares outstanding, respectively	3.5	—
Additional paid-in capital	2,427.2	—
Retained earnings	403.0	—
Former Parent’s investment, net	—	5,193.9
Accumulated other comprehensive income (loss)	(145.8)	(14.4)
Total Fortive stockholders’ equity	2,687.9	5,179.5
Noncontrolling interests	3.1	3.0
Total stockholders’ equity	2,691.0	5,182.5
Total liabilities and stockholders’ equity	$8,189.8	$7,210.6

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015
Sales	$1,627.1	$1,575.8	$6,224.3	$6,178.8
Cost of sales	(830.5)	(818.5)	(3,191.5)	(3,178.8)
Gross profit	796.6	757.3	3,032.8	3,000.0
Operating costs:
Selling, general and administrative expenses	(359.7)	(328.2)	(1,402.0)	(1,352.6)
Research and development expenses	(99.2)	(91.0)	(384.8)	(377.7)
Operating profit	337.7	338.1	1,246.0	1,269.7
Nonoperating expense
Interest expense	(22.9)	—	(49.0)	—
Earnings before income taxes	314.8	338.1	1,197.0	1,269.7
Income taxes	(90.3)	(102.0)	(324.7)	(405.9)
Net earnings	$224.5	$236.1	$872.3	$863.8
Net earnings per share:
Basic	$0.65	$0.68	$2.52	$2.50
Diluted	$0.64	$0.68	$2.51	$2.50
Average common stock and common equivalent shares outstanding:
Basic	346.2	345.2	345.7	345.2
Diluted	349.7	345.2	347.3	345.2

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2016	2015
Cash flows from operating activities:
Net earnings	$872.3	$863.8
Noncash items:
Depreciation	90.7	88.1
Amortization	85.7	88.8
Stock-based compensation expense	45.3	35.2
Impairment charge on intangible assets	4.8	12.0
Change in deferred income taxes	(10.0)	8.0
Change in trade accounts receivable, net	24.8	(51.8)
Change in inventories	(28.7)	(27.7)
Change in trade accounts payable	17.2	53.6
Change in prepaid expenses and other assets	(16.3)	(61.3)
Change in accrued expenses and other liabilities	51.1	0.3
Net cash provided by operating activities	1,136.9	1,009.0
Cash flows from investing activities:
Cash paid for acquisitions	(190.1)	(37.1)
Payments for additions to property, plant and equipment	(129.6)	(120.1)
All other investing activities	8.9	(16.9)
Net cash used in investing activities	(310.8)	(174.1)
Cash flows from financing activities:
Net proceeds from borrowings (maturities of 90 days or less)	375.2	—
Proceeds from borrowings (maturities longer than 90 days)	2,978.1	—
Cash dividend paid to Former Parent	(3,000.0)	—
Payment of cash dividends to shareholders	(48.4)	—
Net transfers to Former Parent	(301.4)	(834.9)
All other financing activities	0.3	—
Net cash provided by (used in) financing activities	3.8	(834.9)
Effect of exchange rate changes on cash and equivalents	(26.7)	—
Net change in cash and equivalents	803.2	—
Beginning balance of cash and equivalents	$—	$—
Ending balance of cash and equivalents	$803.2	$—

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015
Sales:
Professional Instrumentation	$746.5	$744.5	$2,891.6	$2,974.2
Industrial Technologies	880.6	831.3	3,332.7	3,204.6
Total	$1,627.1	$1,575.8	$6,224.3	$6,178.8

Operating Profit:
Professional Instrumentation	$172.4	$180.8	$642.3	$694.8
Industrial Technologies	182.7	167.8	667.4	617.2
Other	(17.4)	(10.5)	(63.7)	(42.3)
Total	$337.7	$338.1	$1,246.0	$1,269.7

Operating Margins:
Professional Instrumentation	23.1%	24.3%	22.2%	23.4%
Industrial Technologies	20.7%	20.2%	20.0%	19.3%
Total	20.8%	21.5%	20.0%	20.5%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share, respectively:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•
Excluding the tax effect of the adjustment noted above as well as for the Separation Adjustments (described below); provided, however, that the tax effect of such adjustments was calculated: (a) with respect to the historical adjusted net earnings and adjusted diluted net earnings per share for the three-month period ended December 31, 2016 and the forecasted adjusted diluted net earnings per share, by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment); and (b) with respect to the adjusted net earnings for the three month period ended December 31, 2015, by applying our statutory tax rate. We are applying the statutory tax rate for the period ended December 31, 2015 because such tax rate was applied in our prior adjusted net earnings disclosed and applied in a manner consistent with Article 11 of Regulation S-X. We are applying the estimated effective tax rate to each adjustment for the period ended December 31, 2016 and for the forecasted periods to facilitate comparisons in future periods. The tax effect of the adjustments to net earnings for the three-month period ended December 31, 2016 would have been $6.9 million instead of $5.3 million had we applied the statutory tax rate instead of our overall estimated effective tax rate.

While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the forecasted adjusted diluted net earnings per share does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.
In addition, because we were part of Danaher for the three month period ended December 31, 2015, we are also making the following adjustments to the corresponding historical GAAP net earnings as if the Separation had been effectuated at the beginning of the relevant period (the “Separation Adjustments”):

•
Because the carved-out GAAP financial measures for the three-month period ended December 31, 2015 did not reflect the level of selling, general and administrative expenses, including stock-based compensation, that would have been incurred as a stand-alone, publicly traded company (“Estimated SG&A Level”), adding on a pretax basis additional expenses necessary for such costs to equal the Estimated SG&A Level; and

•
Adding interest expenses on a pretax basis (based on the assumed borrowing cost of approximately 2.8% per annum) as if the outstanding indebtedness incurred in connection with the Separation had been incurred at the beginning of such period (“Additional Interest Expense”).

Management believes that the Separation Adjustments, when considered together with the corresponding carved-out GAAP financial measures, provide useful information to investors by helping to identify certain types or levels of additional expenses incurred as a stand-alone, publicly traded company after the Separation that may not have been allocated or reflected in the historical carved-out GAAP financial measures for periods in which we were part of Danaher. We believe that such adjustments, when presented with the corresponding carved-out GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance before and after the Separation. We will not make the Separation Adjustments for any periods in which the Separation had been effectuated prior to the beginning of such period.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of Fortive’s operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from, or added to, these measures because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period.
We deem acquisition-related transaction costs incurred in a given period to be significant (generally relating to our larger acquisitions) if we determine that such costs exceed the range of our typical acquisition-related transaction costs in a given period.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) sales impacts from acquired businesses, (2) sales impacts from the Separation and (3) the impact of currency translation. References to sales or operating profit attributable to acquisitions or acquired businesses refer to GAAP sales or operating profit, as applicable, from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales or operating profit, as applicable, attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. Sales impacts from the Separation refer to sales to or from Danaher made under agreements entered into, or terminated, in connection with the Separation prior to the first anniversary of the Separation. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses or the Separation) and (b) the period-to-period change in sales (excluding sales from acquired businesses or the Separation) after applying the current period foreign exchange rates to the prior year period. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items (including the impact of agreements with Danaher that were entered into or terminated in connection with the Separation) because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. In addition, we exclude the impact of agreements that were terminated, or entered into, in connection with the Separation because management believes that excluding such impact may be useful to investors in assessing our operational performance independent of the impact of sales to Danaher resulting primarily from the Separation. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusion, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings

	Three Months Ended
($ in millions)	December 31, 2016	December 31, 2015
Net Earnings (GAAP)	$224.5	$236.1
Pretax amortization of acquisition-related intangible assets in the three months ended December 31, 2016 ($19 million pretax, $13 million after tax) and in the three months ended December 31, 2015 ($22 million pretax, $14 million after tax)	18.5	22.3
Pretax additional interest expense in the three months ended December 31, 2015 ($23 million pretax, $14 million after tax) related to the borrowings incurred in connection with the Separation	—	(22.5)
Pretax adjustments in the three months ended December 31, 2015 ($11 million pretax, $7 million after tax) to increase selling, general and administrative expenses up to the Estimated SG&A Level	—	(10.6)
Tax effect of all adjustments reflected above	(5.3)	4.2
Adjusted Net Earnings (Non-GAAP)	$237.7	$229.5

Adjusted Diluted Net Earnings Per Share

Three Months Ended
December 31, 2016
Diluted Net Earnings Per Share (GAAP)	$0.64
Pretax amortization of acquisition-related intangible assets ($19 million pretax, $13 million after tax)	0.05
Tax effect of the adjustment reflected above	(0.01)
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.68

Core Revenue Growth

Three Months Ended December 31, 2016 vs. Comparable 2015 Period
Core (Non-GAAP)	3.5%
Acquisitions * (Non-GAAP)	0.9%
Impact of currency translation (Non-GAAP)	(1.1)%
Total Revenue Growth (GAAP)	3.3%

* Includes the impact from both acquisitions and the Separation

Forecasted Adjusted Diluted Net Earnings Per Share

	Three Months Ending March 31, 2017		Year Ending December 31, 2017
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share	$0.51	$0.55	$2.48	$2.58
Pretax amortization of acquisition-related intangible assets in the three months ending March 31, 2017 ($15 million pretax, $11 million after-tax) and for the year ending December 31, 2017 ($60 million pretax, $43 million after-tax)	0.04	0.04	0.17	0.17
Tax effect of the adjustment reflected above	(0.01)	(0.01)	(0.05)	(0.05)
Forecasted Adjusted Diluted Net Earnings Per Share	$0.54	$0.58	$2.60	$2.70